                                                                  Exhibit (h)(7)

                                                          Dated: August __, 2007

                                   SCHEDULE A
                                     TO THE
                          EXPENSE LIMITATION AGREEMENT
                         BETWEEN THE COVENTRY GROUP AND
                    BOSTON TRUST INVESTMENT MANAGEMENT, INC.
                            OPERATING EXPENSE LIMITS

Name of Fund                            Maximum Operating Expense Limit(1)
------------                            ----------------------------------
Boston Trust Balanced Fund                            1.00%
Boston Trust Equity Fund                              1.00%
Boston Trust Small Cap Fund                           1.25%
Boston Trust Midcap Fund (2)                          1.00%
Walden Social Balanced Fund                           1.00%
Walden Social Equity Fund                             1.00%

THE COVENTRY GROUP                      BOSTON TRUST INVESTMENT MANAGEMENT, INC.


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

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(1)  Expressed as a percentage of a Fund's average daily net assets.

(2)  Approved by Board of Trustees on August __, 2007.